GFI Group Inc. Announces Third Quarter Results

(Results relate to the third quarter 2014 and comparisons are versus the third quarter 2013, unless otherwise stated)

- GAAP Total Revenues: $210.3 Million; GAAP Net Revenues: $181.0 Million

- GAAP Net Loss: $7.7 Million, or ($0.06) per Diluted Share

- Non-GAAP Net Loss: $0.9 Million, or ($0.01) per Diluted Share

- Cash Earnings: $15.9 Million, or $0.13 per Diluted Share

- Year to date September 30, 2014 Non-GAAP Net Income: $6.5 Million, or $0.05 per Diluted Share

NEW YORK, Oct. 28, 2014 /PRNewswire/ -- GFI Group Inc. (NYSE: GFIG), a leading intermediary and provider of trading technologies and support services to the global OTC and listed markets, reported today its financial results for the three and nine months ended September 30, 2014.

Highlights of Results	Three months ended September 30,		Nine months ended September 30,
$ in millions	2014	2013	2014	2013
Total revenues	$210.3	$212.4	$669.1	$699.1
Net revenues	181.0	176.2	569.7	576.2
Brokerage revenues	153.8	151.2	482.5	501.9
Software, analytics and market data revenue	26.1	22.5	77.5	66.4
Compensation ratio (1)	68.5%	68.4%	68.7%	68.4%
Non-compensation ratio (1)	31.4%	30.3%	30.1%	28.0%
Non-GAAP net income (1)	$(0.9)	$1.4	$6.5	$15.7
Cash earnings (1)	15.9	20.2	61.3	75.0

(1)	Item represents a non-GAAP financial measure; see discussion below, as well as a reconciliation to GAAP in the financial tables attached to this release.

Colin Heffron, Chief Executive Officer, commented: "Volatility and trading activity returned in September after a muted July and August. The increased activity was most noticeable in emerging market financial products. Financial product revenues were at their highest level since the second quarter of 2013. As a result, brokerage revenues were up 1.7% from the prior year quarter. We continued to see strong growth in software, analytics and market data revenues which were up 16.1%, with Trayport up 20.5%. Non-GAAP net revenues increased 1.2% from the prior year quarter.

"We remain focused on providing unique electronic matching protocols in fixed income and financial products globally as well as seeking efficiencies within our cost base.

"GFI's preliminary October total revenues are tracking up approximately 7.5% year over year.

"GFI's third quarter cash earnings were $15.9 million, or $0.13 per diluted share."

GAAP Results: Third Quarter 2014

Net revenues were $181.0 million, compared to $176.2 million in the prior year. Net loss was $7.7 million, or ($0.06) per diluted share, compared with a net loss of $0.5 million, or $0.00 per diluted share. Compensation and employee benefits expense was 67.8% of net revenues, versus 68.7% in the prior year quarter. Non-compensation expenses were $65.8 million, or 36.3% of net revenues, compared to $56.3 million, or 31.9%, in the prior year quarter.

Non-GAAP Results: Third Quarter 2014

Revenues

Net revenues were $179.2 million as compared to $177.0 million in the third quarter of 2013.

Brokerage revenues were $153.8 million compared to $151.2 million in the prior year quarter. Revenues from financial products were up 21.2%, while revenues from fixed income, commodity and equity products were down 1.0%, 10.5% and 9.2%, respectively. By geographic region, brokerage revenues increased 6.0% in EMEA and 21.7% in Asia-Pacific, but declined 9.0% in the Americas.

Revenues from trading software, analytics and market data products were $26.1 million, up 16.1% from $22.5 million in the prior year.

Expenses

Compensation and employee benefits expense was $122.7 million, or 68.5% of net revenues, compared with $121.1 million, or 68.4%, in third quarter of 2013. Non-compensation expenses were $56.3 million, or 31.4% of net revenues, compared with $53.6 million, or 30.3%, in the prior year.

Earnings

GFI's net loss was $0.9 million, or ($0.01) per diluted share, compared with net income of $1.4 million, or $0.01 per diluted share, in the prior year third quarter.

The effective non-GAAP year to date tax rate was estimated at a negative 8.3% as compared to 36.0% for full-year 2013. The negative 2014 tax rate was a result of regional shifts in taxable incomes.

GAAP Results: Nine Months ended September 30, 2014

Net revenues were $569.7 million for the nine months ended September 30, 2014 compared with $576.2 million in the same period of 2013. Net loss was $101.5 million, or ($0.82) per diluted share for 2014, compared with $10.9 million net income, or $0.09 per diluted share, in 2013. The compensation and employee benefits ratio in 2014 was 68.5% of net revenues versus 68.2% in 2013. Non-compensation expenses for the nine months ended September 30, 2014 were $310.3 million, or 54.5% of net revenues, compared with $176.9 million, or 30.7%, in the same period of 2013. Non-compensation expenses in the nine months ended September 30, 2014 include a $121.6 million non-cash pre-tax goodwill impairment charge.

Non-GAAP Results: Nine Months ended September 30, 2014

Net revenues for the nine months ended September 30, 2014 were $565.2 million compared to $574.2 million in the same period of 2013. Net income was $6.5 million, or $0.05 per diluted share, for the nine months ended September 30, 2014, compared with $15.7 million, or $0.12 per diluted share, in 2013.

Non-GAAP Financial Measures

To supplement GFI's unaudited financial statements presented in accordance with GAAP, the Company uses certain non-GAAP measures of financial performance. The presentation of these non-GAAP financial measures is not intended to be considered in isolation from, as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP, and may be different from non-GAAP financial measures used by other companies. In addition, these non-GAAP measures have limitations in that they do not reflect all of the amounts associated with the Company's results of operations as determined in accordance with GAAP. The non-GAAP financial measures used by GFI include non-GAAP total revenues, non-GAAP net revenues, non-GAAP provision for, or benefit from, income taxes, non-GAAP net income, non-GAAP diluted earnings per share, cash earnings and cash earnings per share. These non-GAAP financial measures currently exclude from the Company's statement of income amortization of acquired intangibles and certain other items that management views as non-operating, non-recurring or non-cash as detailed in the reconciliation included in the financial tables attached to this release.

In addition, GFI may consider whether other significant non-operating, non-recurring or non-cash items that arise in the future should also be excluded in calculating the non-GAAP financial measures it uses. The non-GAAP financial measures also take into account estimated adjustments to income tax expense with respect to the excluded items.

GFI believes that these non-GAAP financial measures, when taken together with the corresponding GAAP financial measures, provide meaningful supplemental information regarding the Company's performance by excluding certain items that may not be indicative of the Company's core business, operating results or future outlook. GFI's management uses, and believes that investors benefit from referring to, these non-GAAP financial measures in assessing the Company's operating results, as well as when planning, forecasting and analyzing future periods. These non-GAAP financial measures also facilitate comparisons of the Company's performance to prior periods.

In addition to the reasons stated above, which are generally applicable to each of the items GFI excludes from its non-GAAP financial measures, the Company believes it is appropriate to exclude amortization of acquired intangibles because when analyzing the operating performance of an acquired business, GFI's management focuses on the total return provided by the investment (i.e., operating profit generated from the acquired entity, as compared to the purchase price paid) without taking into consideration any charges for allocations made for accounting purposes. Further, because the purchase price for an acquisition necessarily reflects the accounting value assigned to intangible assets, when analyzing the operating performance of an acquisition in subsequent periods, the Company's management excludes the GAAP impact of acquired intangible assets on its financial results. GFI believes that such an approach is useful in understanding the long-term return provided by an acquisition and that investors benefit from a supplemental non-GAAP financial measure that excludes the accounting expense associated with acquired intangible assets.

A reconciliation of these non-GAAP financial measures to GAAP is included in the financial tables attached to this release.

Conference Call

GFI has scheduled an investor conference call to discuss its third quarter results at 8:30 a.m. (Eastern Time) on Wednesday, October 29, 2014. Those wishing to listen to the live conference call via telephone should dial 1-877-870-4263 in North America and +1-412-317-0790 outside of North America, and ask for "GFI".

A live audio web cast of the conference call will be available on the Investor Relations section of GFI's Website. For web cast registration information, please visit: http://www.gfigroup.com. Following the conference call, an archived recording will be available.

Supplementary Financial Information

GFI has posted details of its historical monthly brokerage revenues on the Investor Relations page of its web site under the heading "Quarterly Tool Kit". The Company currently plans to post this information quarterly in conjunction with its announcement of earnings, but does not undertake a responsibility to continue to provide or update such information.

About GFI Group Inc.

GFI Group Inc. (NYSE: GFIG) is a leading intermediary in the global OTC and Listed markets offering an array of sophisticated trading technologies and products to a broad range of financial market participants. More than 2,500 institutional clients benefit from GFI's know-how and experience in operating electronic and hybrid markets for cash and derivative products across multiple asset classes, including fixed income, interest rates, foreign exchange, equities, energy and commodities. GFI's brands include Trayport®, a leading provider of trading solutions for energy markets worldwide and FENICS ®, a market leader in FX options software.

Founded in 1987 and headquartered in New York, GFI employs over 2,000 people globally, with additional offices in London, Paris, Brussels, Nyon, Dublin, Madrid, Sugar Land (TX), Hong Kong, Tel Aviv, Dubai, Manila, Seoul, Tokyo, Singapore, Sydney, Cape Town, Santiago, Bogota, Buenos Aires, Lima and Mexico City.

Important Information for Investors and Stockholders

In connection with the proposed transaction between GFI Group Inc. (the "Company") and CME Group Inc. ("CME"), CME filed on October 16, 2014 a registration statement on Form S-4 that includes a preliminary proxy statement of the Company that also constitutes a preliminary prospectus of CME. These materials are not yet final and may be amended. The definitive proxy statement/prospectus will be mailed to stockholders of the Company. INVESTORS AND SECURITY HOLDERS OF THE COMPANY ARE URGED TO READ THE PRELIMINARY PROXY STATEMENT/PROSPECTUS AND THE DEFINITIVE PROXY STATEMENT/PROSPECTUS WHEN IT BECOMES AVAILABLE, AS WELL AS OTHER DOCUMENTS FILED WITH SECURITIES AND EXCHANGE COMMISSION (THE "SEC"), CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION. Investors and security holders may obtain free copies of the registration statement and the proxy statement/prospectus and other documents filed with the SEC by CME and the Company through the website maintained by the SEC at http://www.sec.gov or at the SEC public reference room at 100 F Street N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at (800) 732-0330 or visit the SEC's website for further information on its public reference room. Copies of the documents filed with the SEC by the Company will be available free of charge on the Company's website at http://www.gfigroup.com or by contacting the Company's Investor Relations Department at (212) 968-4167. Copies of the documents filed with the SEC by CME will be available free of charge on CME's website at http://www.cmegroup.com or by contacting CME's Investor Relations Department at (312) 930-8491.

Participants in the Solicitation for the Proposed Merger Between the Company and CME

The Company and its directors, executive officers and certain of its employees may be considered participants in the solicitation of proxies in connection with the proposed transactions involving the Company and CME. Investors and security holders may obtain more detailed information regarding the names, affiliates and interests of the Company's directors and executive officers by reading the Company's Annual Report on Form 10-K for the year ended December 31, 2013, which was filed with the SEC on March 13, 2014, its proxy statement for its 2014 annual meeting of stockholders, which was filed with the SEC on April 22, 2014, and its Current Report on Form 8-K filed with the SEC on July 25, 2014. These documents can be obtained free of charge from the sources indicated above. Additional information regarding the participants in the proxy solicitations and a description of their direct and indirect interests, by security holdings or otherwise, is or will be contained in the proxy statement/prospectus and other relevant materials filed with the SEC. This press release shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to appropriate registration or qualification under the securities laws of such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Cautionary Statement Regarding Forward-Looking Statements

Certain matters discussed in this press release contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to (i) plans, objectives, expectations and intentions; (ii) other statements contained in this communication that are not historical facts; and (iii) other statements identified by words such as "anticipate," "believe," "estimate," "may," "might," "intend," "expect" and similar expressions. Actual results, performance or achievements could differ materially from those contemplated, expressed or implied by the forward-looking statements contained herein. These forward-looking statements are based largely on the expectations of the Company and are subject to a number of risks and uncertainties. These include, but are not limited to, risks and uncertainties associated with: the occurrence of any event, change or other circumstances that could give rise to the termination of the definitive agreements involving the Company and CME; the inability to complete the proposed merger involving the Company and CME due to the failure to obtain the required stockholder approval; the inability to satisfy the other conditions to the closing of the proposed merger involving the Company and CME or the tender offer by BGC Partners, Inc. ("BGC"), including without limitation the receipt of necessary governmental or regulatory approvals required to complete either transaction; the risk that either transaction disrupts current plans and operations and/or increases operating costs and the potential difficulties in customer loss and employee retention as a result of the announcement and consummation of either transaction; the outcome of any legal proceedings that may be instituted against the Company, CME, BGC or others following announcement of either transaction; economic, political and market factors affecting trading volumes; securities prices or demand for the Company's brokerage services; competition from current and new competitors; the Company's ability to attract and retain key personnel, including highly-qualified brokerage personnel; the Company's ability to identify and develop new products and markets; changes in laws and regulations governing the Company's business and operations or permissible activities; the Company's ability to manage its international operations; financial difficulties experienced by the Company's customers or key participants in the markets in which the Company focuses its services; the Company's ability to keep up with technological changes; and uncertainties relating to litigation and the Company's ability to assess and integrate acquisition prospects. Further information about factors that could affect the financial and other results of the Company is included in its filings with the SEC. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

These forward-looking statements speak only as of the date hereof. Except for the ongoing obligations of the Company to disclose material information under the federal securities laws, the Company undertakes no obligation to revise or update publicly any forward-looking statement, except as required by law. Other factors that may impact the forward-looking statements are described in the Company's annual report on Form 10-K for the fiscal year ended December 31, 2013 and Forms 10-Q. For additional information on the Company, please visit the Company's website at http://www.gfigroup.com.

- FINANCIAL TABLES FOLLOW -

GFI Group Inc. and Subsidiaries
Consolidated Statements of Operations (unaudited)
(In thousands except share and per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2014	2013	2014	2013
Revenues
Agency commissions	$ 112,303	$ 109,365	$ 343,410	$ 358,413
Principal transactions	41,453	41,841	139,090	143,468
Total brokerage revenues	153,756	151,206	482,500	501,881
Clearing services revenues	26,373	32,722	89,139	110,225
Interest income from clearing services	579	455	1,679	1,623
Equity in net earnings of unconsolidated businesses	639	1,566	4,686	6,925
Software, analytics and market data	26,095	22,472	77,455	66,438
Other income, net	2,859	4,012	13,686	12,011
Total revenues	210,301	212,433	669,145	699,103

Interest and transaction-based expenses
Transaction fees on clearing services	24,786	31,620	84,362	106,952
Transaction fees on brokerage services	4,330	4,430	14,488	15,572
Interest expense from clearing services	206	143	560	390
Total interest and transaction-based expenses	29,322	36,193	99,410	122,914
Revenues, net of interest and transaction-based expenses	180,979	176,240	569,735	576,189

Expenses
Compensation and employee benefits	122,720	121,109	390,420	392,737
Communications and market data	13,335	13,747	40,202	41,077
Travel and promotion	7,184	7,380	22,924	23,298
Rent and occupancy	7,835	7,901	23,811	22,152
Depreciation and amortization	8,480	8,320	25,873	24,962
Professional fees	13,650	5,712	29,928	18,824
Interest on borrowings	8,466	7,612	24,393	22,475
Impairment of goodwill	-	-	121,619	-
Other expenses	6,825	5,615	21,526	24,138
Total other expenses	188,495	177,396	700,696	569,663

(Loss) income before benefit from income taxes	(7,516)	(1,156)	(130,961)	6,526

Benefit from income taxes	(56)	(1,127)	(30,239)	(5,267)

Net (loss) income before attribution to non-controlling stockholders	(7,460)	(29)	(100,722)	11,793

Less: Net income attributable to non-controlling interests	231	432	762	889
GFI's net (loss) income	$ (7,691)	$ (461)	$ (101,484)	$ 10,904

Basic (loss) earnings per share	$ (0.06)	$ 0.00	$ (0.82)	$ 0.09
Diluted (loss) earnings per share	$ (0.06)	$ 0.00	$ (0.82)	$ 0.09

Weighted average shares outstanding - basic	125,407,225	120,331,179	124,237,643	118,138,756

Weighted average shares outstanding - diluted	125,407,225	120,331,179	124,237,643	126,858,459

GFI Group Inc. and Subsidiaries
Consolidated Statements of Operations (unaudited)
As a Percentage of Net Revenues

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2014	2013	2014	2013
Revenues
Agency commissions	62.1%	62.1%	60.3%	62.2%
Principal transactions	22.9%	23.7%	24.4%	24.9%
Total brokerage revenues	85.0%	85.8%	84.7%	87.1%
Clearing services revenues	14.6%	18.5%	15.6%	19.1%
Interest income from clearing services	0.3%	0.3%	0.3%	0.3%
Equity in net earnings of unconsolidated businesses	0.3%	0.9%	0.8%	1.2%
Software, analytics and market data	14.4%	12.7%	13.6%	11.5%
Other income, net	1.6%	2.3%	2.4%	2.1%
Total revenues	116.2%	120.5%	117.4%	121.3%

Interest and transaction-based expenses
Transaction fees on clearing services	13.7%	17.9%	14.8%	18.5%
Transaction fees on brokerage services	2.4%	2.5%	2.5%	2.7%
Interest expense from clearing services	0.1%	0.1%	0.1%	0.1%
Total interest and transaction-based expenses	16.2%	20.5%	17.4%	21.3%
Revenues, net of interest and transaction-based expenses	100.0%	100.0%	100.0%	100.0%

Expenses
Compensation and employee benefits	67.8%	68.7%	68.5%	68.2%
Communications and market data	7.3%	7.8%	7.1%	7.1%
Travel and promotion	4.0%	4.2%	4.0%	4.0%
Rent and occupancy	4.3%	4.5%	4.2%	3.9%
Depreciation and amortization	4.7%	4.7%	4.5%	4.3%
Professional fees	7.5%	3.3%	5.3%	3.3%
Interest on borrowings	4.7%	4.3%	4.3%	3.9%
Impairment of goodwill	0.0%	0.0%	21.3%	0.0%
Other expenses	3.8%	3.2%	3.8%	4.2%
Total other expenses	104.1%	100.7%	123.0%	98.9%

(Loss) income before benefit from income taxes	-4.1%	-0.7%	-23.0%	1.1%

Benefit from income taxes	0.0%	-0.6%	-5.3%	-0.9%

Net (loss) income before attribution to non-controlling stockholders	-4.1%	-0.1%	-17.7%	2.0%

Less: Net income attributable to non-controlling interests	0.1%	0.2%	0.1%	0.1%
GFI's net (loss) income	-4.2%	-0.3%	-17.8%	1.9%

GFI Group Inc. and Subsidiaries
Selected Financial Data (unaudited)
(Dollars in thousands except per share data)

		Three Months Ended		Nine Months Ended
		September 30,		September 30,
		2014	2013	2014	2013

Brokerage Revenues by Product Categories:
	Fixed Income	$ 41,154	$ 41,583	$ 136,747	$ 136,903
	Financial	54,175	44,700	152,373	151,030
	Equity	23,475	25,866	79,205	90,188
	Commodity	34,952	39,057	114,175	123,760

	Total brokerage revenues	$ 153,756	$ 151,206	$ 482,500	$ 501,881

Brokerage Revenues by Geographic Region:
	Americas	$ 54,645	$ 60,035	$ 171,235	$ 201,518
	Europe, Middle East, and Africa	79,695	75,213	255,582	244,467
	Asia-Pacific	19,416	15,958	55,683	55,896

	Total brokerage revenues	$ 153,756	$ 151,206	$ 482,500	$ 501,881

		September 30,	December 31,
		2014	2013

Consolidated Statement of Financial Condition Data:
	Cash and cash equivalents	$ 165,850	$ 174,606
	Cash held at clearing organizations, net of customer cash	57,001	52,414
	GFI's total balance sheet cash	222,851	227,020
	Balance sheet cash per share	1.75	1.84

	Total assets (1)	1,474,061	1,161,542
	Total debt	250,000	250,000
	Stockholders' equity	300,918	407,276

Selected Statistical Data:
	Brokerage personnel headcount(2) (4)	1,058	1,121
	Employees	2,037	2,087
	Broker productivity for the period(3) (4)	$ 145	$ 127

(1)

Total assets include receivables from brokers, dealers and clearing organizations of $723.9 million and $295.7 million at September 30, 2014 and December 31, 2013, respectively. These receivables primarily represent securities transactions entered into in connection with our matched principal business which have not settled as of their stated settlement dates, as well as balances with clearing organizations. These receivables are substantially offset by corresponding payables to brokers, dealers and clearing organizations and to clearing customers, for these unsettled transactions.

(2)	Brokerage personnel headcount includes brokers, traders, trainees and clerks.
(3)	Broker productivity is calculated as brokerage revenues divided by average monthly brokerage personnel headcount for the quarter.
(4)

In the quarter ending March 31, 2014, GFI reclassified certain employees that had previously been included in "Brokerage personnel headcount" to back-office support roles.  The impact to broker productivity was immaterial in all periods presented.

GFI Group Inc. and Subsidiaries
Reconciliation of GAAP to Non-GAAP Financial Measures (unaudited)
(In thousands except share and per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2014	2013	2014	2013

GAAP revenues	$ 210,301	$ 212,433	$ 669,145	$ 699,103
Mark-to-market (gain) loss on forward hedges of future foreign currency revenues	(1,671)	804	(1,698)	154
Net loss on available-for-sale investments	-	-	48	-
Fair value mark-to-market gain on contingent consideration/future purchase commitment	(151)	-	(2,860)	(2,203)
Fair value mark-to-market loss on warrants on investee shares	-	-	-	22
Total Non-GAAP Revenues	208,479	213,237	664,635	697,076

GAAP interest and transaction-based expenses	29,322	36,193	99,410	122,914

Non-GAAP revenues, net of interest and transaction-based expenses	179,157	177,044	565,225	574,162

GAAP other expenses	188,495	177,396	700,696	569,663
Amortization of intangibles	(2,438)	(2,339)	(7,355)	(7,308)
Writedown of investment in unconsolidated affiliate	-	-	(611)	-
Impairment of goodwill	-	-	(121,619)	-
Modification of compensation arrangements for departing executive	-	-	(2,289)	-
Expenses from start-up operations	-	-	-	(8,573)
Duplicate rent	-	(345)	-	(345)
Professional fees related to restructuring	(7,087)	-	(10,337)	-
Non-GAAP other expenses	178,970	174,712	558,485	553,437

Non-GAAP pre-tax income	187	2,332	6,740	20,725

Income tax impact on Non-GAAP items	945	1,593	29,677	6,757
Plus: Non-operating adjustment for the recognition of a tax benefit related to interest income between international affiliates	-	-	-	2,655
Non-GAAP provision for (benefit from) income taxes	889	466	(562)	4,145

Less: Net income attributable to non-controlling interests	231	432	762	889

GFI's Non-GAAP net (loss) income	$ (933)	$ 1,434	$ 6,540	$ 15,691

Non-GAAP diluted net (loss) income per share	$ (0.01)	$ 0.01	$ 0.05	$ 0.12

Pre-tax adjustments to arrive at cash earnings
Amortization of RSUs	5,516	6,870	18,726	22,372
Amortization of prepaid sign-on and retention bonuses	5,233	5,938	17,561	19,328
Depreciation and other amortization (excluding intangibles)	6,042	5,981	18,518	17,654
Total pre-tax adjustments to cash earnings	16,791	18,789	54,805	59,354

Non-GAAP pre-tax cash earnings from ongoing operations	16,978	21,121	61,545	80,079

Non-GAAP provision for (benefit from) income taxes	889	466	(562)	4,145

Less: Net income attributable to non-controlling interests	231	432	762	889

GFI's Non-GAAP net cash earnings from ongoing operations	$ 15,858	$ 20,223	$ 61,345	$ 75,045

Non-GAAP cash earnings per share	$ 0.13	$ 0.16	$ 0.47	$ 0.59

Weighted average shares outstanding - diluted	125,407,225	128,389,013	131,865,145	126,858,459

GFI Group Inc.
Adjusted EBITDA

($ in thousands, except share and per share amounts)	3Q13	4Q13	1Q14	2Q14	3Q14	Last twelve months (LTM)

Net (loss) income per U.S. GAAP before attribution to non-controlling interests	$ (29)	$ (30,865)	$ 4,409	$ (97,671)	$ (7,460)

Plus: Net income attributable to non-controlling interests	(432)	(37)	(406)	(125)	(231)
GFI's net (loss) income	(461)	(30,902)	4,003	(97,796)	(7,691)

Plus: Extraordinary and other non-recurring pretax items (i.e., non-GAAP adjustments)	3,488	22,751	2,770	127,228	7,703

Plus: Interest expense	7,755	8,002	7,953	8,328	8,672

Less: Interest income	(630)	(773)	(651)	(704)	(746)

Plus: Income tax (benefit) expense	(1,127)	2,994	1,094	(31,277)	(56)

Plus: Depreciation and amortization expense (excluding intangibles)	5,981	6,001	6,127	6,349	6,042

Plus: Amortization of RSUs	6,870	6,951	7,355	5,855	5,516

Plus: Amortization of prepaid sign-on and retention bonuses	5,938	6,038	6,593	5,735	5,233

Adjusted EBITDA	$ 27,814	$ 21,062	$ 35,244	$ 23,718	$ 24,673	$ 104,697

Weighted average shares outstanding - diluted						131,865,145

Adjusted EBITDA per share (pre-tax)						$ 0.79

CONTACT: Investor Relations Contact: Mark Brazier, Senior Vice President, Corporate Development and Communications, 212-968-6905, mark.brazier@gfigroup.com, Media Contact: Patricia Gutierrez, Vice President - Public Relations, 212-968-2964, patricia.gutierrez@gfigroup.com